CONSULTING AGREEMENT

                  THIS CONSULTING AGREEMENT is made and entered into as of December 15, 1999, by and between High Speed Net Solutions, Inc. (HSNS ), a Florida corporation, and RPC International ("Consultant").

                                               W I T N E S S E T H:
                                               ------------------

                  WHEREAS, Summus is desirous of Consultant providing certain services to HSNS; and

                  WHEREAS, Consultant desires to provide such services to HSNS;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. SERVICES. HSNS hereby retains Consultant to perform professional and management services including but not limited to, business plan development, recruitment and hiring of HSNS employees, customer management of HSNS's Online Internet Advertising initiative, and any other advisory and managerial responsibilities requested by HSNS.

2. COMPENSATION. In consideration for the services provided by the Consultant hereunder, HSNS shall pay the Consultant:

         2.1.     A monthly retainer of $30,000 per month;

         2.2      A sales commission as follows:

                  4% of the  subtotal of all HSNS  revenues up to and  including
         $2,000,000  that  are  attributable  to  Online  Internet   Advertising
         accounts developed or managed by RPC;

                  5% of the subtotal of all HSNS  revenues  from  $2,000,001  to
         $5,000,000  that  are  attributable  to  Online  Internet   Advertising
         accounts developed or managed by RPC;

                  6% of the subtotal of all HSNS revenues from $5,000,001 to $10,000,000 that are attributable to Online Internet Advertising accounts developed or managed by RPC;

                  7% of the subtotal of all HSNS revenues in excess of $10,000,000 that are attributable to Online Internet Advertising accounts developed or managed by RPC;

         2.3. Incentive stock options to purchase from HSNS, up to 200,000 of its HSNS restricted shares currently held, at an exercise price of Ten Dollars ($10.00) per share.

         2.4 Vesting in the stock options will occur based on the following schedule:

                  2.4.1. 50,000 shares when HSNS revenue attributable to accounts developed or managed by RPC achieves $2,000,000;

                  2.4.2. 50,000 shares when HSNS revenue attributable to accounts developed or managed by RPC achieves $5,000,000;

                  2.4.3. 50,000 shares when HSNS revenue attributable to accounts developed or managed by RPC achieves $10,000,000;

                  2.4.4. 50,000 shares when HSNS revenue attributable to accounts developed or managed by RPC achieves $20,000,000;

3. EXPENSES. HSNS agrees to reimburse the Consultant for all travel costs reasonably and actually incurred by the Consultant in performing services under this Agreement, as well as any other expenses approved by HSNS.

4.       TERM.  This  Agreement  shall be effective as of December 15, 1999, and
         shall  continue  until  December  15,  2000.   This  Agreement  may  be
         terminated by either party upon ten days prior written notice; provided, however, that the obligations arising under the Confidentiality and Non-Disclosure Agreement between the Consultant and HSNS, of even date herewith, shall survive the termination of this Agreement.

         4.1. In the event that this Agreement is terminated by HSNS prior to March 31, 2000, then the compensation in Article 2. 1, Monthly Retainer, shall continue for two months following said termination. In the event that this Agreement is terminated after March 31, 2000 but before June 30, 2000, then the compensation in Article 2.1, Monthly Retainer shall continue for 3 months following said termination. Any termination of this agreement by HSNS after June 30, 2000 and prior to December 15, 2000 shall result in Consultant receiving compensation under Article 2. 1 for a period of 4 months following said termination.

         4.2. The compensation in Article 2.2, Sales Commission, shall apply for one year following the termination of this agreement, but for a period not less than two years from the signing date of this agreement.

5. COOPERATION AND CONSULTANT. HSNS management and employees will cooperate with tile Consultant in the performance of the services including participating in one-on-one interviews and making available any pertinent information from files on personnel history, salary administration and benefits.

6. RELATIONSHIP OF THE PARTIES. The relationship between the Consultant and HSNS shall be that of an independent contractor. Nothing contained in this Agreement shall be deemed to constitute a relationship of agency, joint venture, partnership or any other relationship than that specified. Consultant shall be responsible for all income, social security and other state, local and federal taxes that arise as a result of the relationship contemplated hereby and the payments made hereunder.

7. CONFIDENTIALITY. The Consultant shall maintain all information obtained in connection with Consultant's performance under this Agreement confidential in accordance with the terms of a Confidentiality and Non-Disclosure Agreement of even date herewith, the form of which is provided as Exhibit A to this Agreement.

8. NOTICE. Any notice or other communication under this Agreement shall be sufficiently given if hand delivered, sent by prepaid certified mail or sent via facsimile so long as a confirmation is received, to the following:

         If to the Consultant:            RPC International LC
                                          P.O. Box 3 RR3
                                          Afton, OK  73162

         If to HSNS:                      Alan R. Kleinmaier
                                          HSNS Ltd.
                                          Suite 2120
                                          434 Fayetteville Street Mall
                                          Raleigh, NC 27601

9. MODIFICATION; WAIVER; AMENDMENTS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Consultant and HSNS. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto, except as herein otherwise provided.

10. APPLICABLE LAW. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of North Carolina, without regard to choice of law principles.

11. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

12. HEADINGS. The titles to the sections of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in interpretation of the provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Consulting Agreement to be effective as of the day and year first hereinabove written.

                                                RPC International L.C.


                                         /s/ illegible signature
                                         By: President



HSNS, LTD.


/s/ Alan R. Kleinmaier
By:Alan R. Kleinmaier
Executive Vice President